Microsoft Word 10.0.2627;
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report: June 30, 2003


                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
               --------------------------------------------------
             (Exact name of registrant as specified by its charter)


     Delaware                       33-24483-NY                  11-2914841
------------------------       ----------------------     ----------------------
(State or other jurisdic-         (Commission File         (IRS Employer
tion of incorporation)                Number)             Identification Number)


                  2005 Beechgrove Place, Utica, New York 13501
                     --------------------------------------
                    (Address of principal executive offices)

                                 (315) 724-8370
                            ------------------------
                          Registrant's Telephone Number

                                       N/A
                    ----------------------------------------
           Former Name or Former Address If Changed Since Last Report

Item 5. Other Events.

Life Energy and Technology Holdings Inc. ("Life Energy") has entered into a Letter of Intent (copy herewith) to supply two Biosphere Process(TM) Systems to the State of Abia, Nigeria. The purchase price of the initial two systems is U.S. $7,000,000 per system. Governor Orji Uzor Kalu of The State of Abia, Nigeria has signed the Letter of Intent with Life Energy and Providence International Energy Company LLC ("Providence International") and the Governor will arrange for a Take or Pay Power Purchase Contract. The Take or Pay Power Purchase Contract will be arranged for Life Energy and Providence International to sell electricity at local power purchase rates. A portion of the revenue from the Take or Pay Contract will be committed to the repayment of any loans arising from the cost to finance the Biosphere Process(TM) Systems. The Biosphere
Process(TM) Systems will be used for the disposal of Municipal Waste and will generate 10 MW of electricity per hour. Upon successful installation of these first two Biosphere Process(TM) Systems, the State of Abia will extend the order for ten more systems.

The Biosphere Process(TM) System is a waste to energy process, using as its energy source the waste streams provided by municipal solid waste ("MSW") and agricultural and industrial waste streams, and waste streams generated from the oil and gas industry. Recycling of the caloric content of MSW will, in the opinion of the Company, save money for municipalities and other generators of waste and will provide an efficient method of disposing of waste ecologically and economically, while simultaneously extending by use replacement the lifetime of finite fossil fuel reserves currently employed in generating electricity.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 30, 2003


                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                    ---------------------------------------
                                   Registrant




                                        By: /s/ Christoper McCormack
                                        ---------------------------------------
                                        Christopher McCormack, President and CEO